UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Perceptron, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PERCEPTRON, INC.

47827 Halyard Drive, Plymouth, MI 48170

SUPPLEMENT TO PROXY STATEMENT

for the

2013 ANNUAL MEETING OF SHAREHOLDERS

to be held on November 12, 2013

On or about October 11, 2013, the proxy materials of Perceptron, Inc., a Michigan corporation (the “Company”) were made available to shareholders in connection with the solicitation of proxies on behalf of the board of directors of the Company (the “Board”) for use at the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, November 12, 2013, at 9:00 a.m., Eastern Standard Time, at the Company’s headquarters located at 47827 Halyard Drive, Plymouth, Michigan 48170. The original proxy statement (the “Proxy Statement”) was filed with the U.S. Securities and Exchange (the “SEC”) on October 7, 2013.

This supplement dated October 31, 2013 (the “Supplement”) supplements and amends the Proxy Statement and is first being distributed to shareholders on or about November 1, 2013.  Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Our Notice of the Annual Meeting, 2013 Annual Report on Form 10-K, the Proxy Statement, and this Supplement are available at http://www.astproxyportal.com/ast/05067/ in accordance with the rules of the SEC.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THIS SUPPLEMENT CAREFULLY IN DECIDING HOW TO VOTE.

Appointment of Jeffrey M. Armstrong as President and Chief Executive Officer

On October 31, 2013, the Board appointed Jeffrey M. Armstrong as President and Chief Executive Officer of the Company, effective November 4, 2013.  Mr. Armstrong will succeed Harry T. Rittenour who will retire effective November 4, 2013 as President and Chief Executive Officer of the Company after nearly six years in that position and nearly 17 years with the Company.

Mr. Armstrong is expected to be appointed to the Company’s Board of Directors by the existing members of the Board after the Annual Meeting.  You are not being asked to vote in favor of the election of Mr. Armstrong at the Annual Meeting.

Mr. Armstrong, age 51, served as Vice President and General Manager of DRS Consolidated Controls, Inc., a subsidiary of Finmeccanica SpA, an Italian conglomerate, from October 2008 to June 2013.  From February 2007 to October 2008, Mr. Armstrong was Vice President of Engineering and Operations for DRS Power and Control Technologies, Inc.  DRS Consolidated Controls is focused on the development and delivery of highly engineered machinery control systems and services for global industrial and government energy customers.  Prior to DRS, Mr. Armstrong served in various management roles at General Dynamics Corporation from August 2001 to February 2007.  Mr. Armstrong was a submarine officer in the United States Navy from February 1987 to August 2001.  He holds a degree in Mechanical Engineering from the University of Washington and completed the Harvard Business School Advanced Management Program.

Mr. Armstrong will receive an annual base salary of $350,000 and his bonus potential level under the Company’s fiscal 2014 Annual Incentive Compensation Plan will be 50% of his annual base salary.  On October 31, 2013, effective December 2, 2013, the Company awarded Mr. Armstrong non-qualified options to purchase 100,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Incentive Plan.  The options will become exercisable in four equal annual installments beginning December 2, 2014 at an exercise price equal to the fair market value of the Company’s Common Stock as of December 2, 2013.  Subject to and conditioned upon the future approval of the Board’s Management Development Committee, on the first and second anniversaries of the 2013 grant date, if Mr. Armstrong continues to be employed by the Company as President and Chief Executive Officer at those dates, he will be granted non-qualified stock options to purchase an additional 100,000 shares of the Company’s Common Stock, subject to shareholder approval of an increase in the number of shares available for award under the 2004 Stock Incentive Plan, which approval is being sought at the Annual Meeting.  Mr. Armstrong does not currently own any shares of the Company’s Common Stock.

The Company also entered into the Company’s standard form of severance agreement with Mr. Armstrong that provides for severance benefits, including one times his base salary, a prorated portion of any annual bonus he would have earned in the year of termination had he been employed at the end of the bonus period and continuation of his health and welfare benefits (principally executive life insurance and auto benefit) for one year following his termination of employment and, if termination is six months prior to or within two years following certain changes in control of the Company, his severance benefits will be two times his base salary, a prorated portion of his targeted bonus for the year of termination and continuation of his health and welfare benefits for two years following his termination of employment.  A more complete description of the Company’s standard form of severance agreement is contained in the Proxy Statement under “Compensation of Executive Officers — Potential Payments Upon a Termination or Change in Control”.

Mr. Armstrong is entitled to receive health, welfare, auto and other benefits generally available to senior management of the Company, as well as reimbursement for reasonable relocation costs, such as temporary housing, travel expenses and moving costs.

Retirement of Mr. Rittenour and Engagement as Consultant

During a transition period following his resignation, Mr. Rittenour will be engaged as a consultant.  Under the terms of his Consulting Agreement, Mr. Rittenour will be engaged as a consultant through June 30, 2014 or, if earlier, his death or disability, termination by the Company for cause or voluntary termination by Mr. Rittenour, and he will be paid a monthly fee of $29,166 through the term of the agreement.  In addition, stock options currently held by him for 5,000 shares of Common Stock that vest on each of December 1, 2013 and on December 2, 2013 will continue to vest on those dates based upon his continued performance of consulting services through those dates.  All other unvested stock options held by Mr. Rittenour will terminate upon his resignation.  The Company will also pay or reimburse Mr. Rittenour’s COBRA premiums for continued healthcare coverage through December 31, 2013.

Mr. Lowry Announces Planned Retirement

John H. Lowry, III, Vice President and Chief Financial Officer, announced that he plans to retire in fiscal 2014.  The Company will initiate a search process to identify his replacement.

Voting; Revocability of Proxies

This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.  As a shareholder, your vote is very important and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting and regardless of the number of shares of the Company’s Common Stock that you own.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.  If you have already submitted your proxy card and wish to change your vote based on any of the information contained in this Supplement, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting.  Proxies may be revoked by (i) timely submitting another proxy with new voting instructions; (ii) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (iii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at the Company’s corporate offices at or before the Annual Meeting, or (iv) attending the Annual Meeting and voting in person, if the shareholder is a shareholder of record (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).  If you hold your shares in street name and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.  In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

Dated:    October 31, 2013